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                                                                       EXHIBIT 5

Baratta & Goldstein
Attorneys at Law
597 Fifth Avenue
New York, NY 10017



                                                   April 27, 1999

INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Re:     Insci Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to INSCI Corp., a Delaware corporation (the "Company"), in connection with the filing of its Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the "Shares") issuable pursuant to the terms of the Company's 1997 Equity Incentive Plan (the "Plan").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, resolutions of the Board of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others, as well as Option Holders.

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

        Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction.

        Based upon and subject to the foregoing, it is our opinion that (i) upon the issuance and sale of Shares of the Common Stock upon the exercise of the Options granted pursuant to the Plan, compliance by option holders of applicable federal and state securities laws as made and provided, including but not limited to the representations made by the Option Holders, and receipt by the Company of the exercise price of such Options, and subject to the Company completing all procedures required on its part to be taken prior to the issuance of the Common Stock upon the exercise of the Options pursuant to the terms of the Plan, the Common Stock to be issued upon exercise of the Options will be validly issued, fully paid and nonassessable; and (ii) the Issued Shares are validly issued, fully paid and nonassessable.

        This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior express written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                   Very truly yours,

                                                   BARATTA & GOLDSTEIN

                                                   By: /s/ Joseph P. Baratta